Exhibit 5.05


ProtoSource Corporation
Page 1
November 18, 1997





                                November 18, 1997





ProtoSource Corporation
2800 28th Street
Santa Monica, CA 90405

     Re: Registration Statement for Form SB-2

Ladies and Gentlemen:

     We are counsel for ProtoSource Corporation, a California corporation (the "Company") in connection with its proposed public offering under the Securities Act of 1933, as amended, of up to 1,035,000 Units of its securities, each Unit consisting of one share of no par value common stock ("Common Stock") and one common stock purchase warrant ("Warrant") through a Registration Statement on Form SB-2 ("Registration Statement") as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the State of California.

     (2) Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company.

     (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

     (4)  The other exhibits to the Registration Statement.

ProtoSource Corporation
Page 2
November 18, 1997

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Units, Common Stock, Warrants and Common Stock issuable upon exercise of the Warrants offered under the Registration Statement will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be fully and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

                                        Very truly yours,



                                        Gary A. Agron